                                                                    EXHIBIT (11)

                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                       COMPUTATIONS OF PER SHARE EARNINGS
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                      Three Months Ended                   Nine Months Ended
                              ----------------------------------  ----------------------------------
                                 Oct. 28, 1995     Oct. 29, 1994     Oct. 28, 1995     Oct. 29, 1994
                              ----------------  ----------------  ----------------  ----------------
                              Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares
                              --------  ------  --------  ------  --------  ------  --------  ------
Primary Computations
--------------------
Net earnings                    $  44            $   67             $  83             $ 155
Less:  Dividend
  requirements on ESOP
  preferred shares, net of
  tax benefit
  on unallocated shares            (5)               (5)              (15)              (14)
                                -----            ------             -----             -----
Adjusted net earnings           $  39            $   62             $  68             $ 141
                                =====            ======             =====             =====

Average common shares
 outstanding                             71.9              71.6              71.8              71.6

Average number of common
 share equivalents:
  Stock options                           0.2               0.2               0.2               0.2
  Performance shares                      0.3               0.2               0.3               0.2
                                         ----              ----              ----              ----
Adjusted common equivalent
 shares outstanding-primary              72.4              72.0              72.3              72.0
                                         ====              ====              ====              ====

PRIMARY EARNINGS PER SHARE      $0.54             $0.86             $0.95             $1.96
                                =====             =====             =====             =====

Fully Diluted Computations
--------------------------
Net earnings                    $  44            $   67             $  83             $ 155
Less:  Earnings impact of
  assumed ESOP preferred
  share conversion, net
  of tax benefit on
  unallocated shares               (4)               (3)              (10)              (10)
                                -----            ------             -----             -----
Adjusted net earnings           $  40            $   64             $  73             $ 145
                                =====            ======             =====             =====
Average common and common
  equivalent
  shares-primary                         72.4              72.0              72.3              72.0
Additional common stock
  equivalents
  attributable to
  application of the
  treasury stock method                     -               0.1                 -               0.1
Assumed conversion of ESOP
  preferred shares                        4.0               4.2               4.1               4.2
Adjusted common equivalent               ----              ----              ----              ----
  shares outstanding-fully
  diluted                                76.4              76.3              76.4              76.3
                                         ====              ====              ====              ====
FULLY DILUTED EARNINGS PER
 SHARE                          $0.53            $ 0.83             $0.95             $1.90
                                =====            ======             =====             =====
AVERAGE ALLOCATED ESOP
 PREFERRED SHARES
 OUTSTANDING (IN
 MILLIONS)                                2.6               2.1               2.5               2.0
                                         ====              ====              ====              ====
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
                                       Twelve Months Ended
                                ----------------------------------
                                   Oct. 28, 1995     Oct. 29, 1994
                                ----------------  ----------------
                                Earnings  Shares  Earnings  Shares
                                --------  ------  --------  ------
Primary Computations
--------------------
Net earnings                       $ 362             $ 433
Less:  Dividend
  requirements on ESOP
  preferred shares, net of
  tax benefit
  on unallocated shares              (19)              (18)
                                   -----             -----
Adjusted net earnings              $ 343             $ 415
                                   =====             =====

Average common shares
 outstanding                                71.7              71.6

Average number of common
 share equivalents:
  Stock options                              0.1               0.2
  Performance shares                         0.3               0.2
                                            ----              ----
Adjusted common equivalent
 shares outstanding-primary                 72.1              72.0
                                            ====              ====

PRIMARY EARNINGS PER SHARE         $4.75             $5.76
                                   =====             =====

Fully Diluted Computations
--------------------------
Net earnings                       $ 362             $ 433
Less:  Earnings impact of
  assumed ESOP preferred
  share conversion, net
  of tax benefit on
  unallocated shares                 (13)              (13)
                                   -----             -----
Adjusted net earnings              $ 349             $ 420
                                   =====             =====
Average common and common
  equivalent
  shares-primary                            72.1              72.0
Additional common stock
  equivalents
  attributable to
  application of the
  treasury stock method                        -                 -
Assumed conversion of ESOP
  preferred shares                           4.2               4.2
                                            ----              ----
Adjusted common equivalent
  shares outstanding-fully
  diluted                                   76.3              76.2
                                            ====              ====
FULLY DILUTED EARNINGS PER
 SHARE                             $4.57            $5.51
                                   =====            =====
AVERAGE ALLOCATED ESOP
 PREFERRED SHARES
 OUTSTANDING (IN
 MILLIONS)                                   2.1               1.6
                                             ===               ===
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